EXHIBIT 10.2

FORM OF
RESTRICTED STOCK AWARD AGREEMENT

Granted by

TEXAS COMMUNITY BANCSHARES, INC.

under the

TEXAS COMMUNITY BANCSHARES, INC. 2022 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the Texas Community Bancshares, Inc. 2022 Equity Incentive Plan (the “Plan”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (the “Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” means Texas Community Bancshares, Inc. including its parent and all present and future subsidiaries as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:______________________________________________________

2.	Date of Grant: _________, 20___.

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by this Restricted Stock Award:___________ (subject to adjustment pursuant to Section 8 hereof).
4.	Vesting Schedule. Except as otherwise provided in this Agreement and the Plan, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.
The Restricted Stock granted under this Agreement shall vest in five (5) equal annual installments, with the first installment vesting on the first anniversary of the date of grant, or ______________, and succeeding installments on each anniversary thereafter, through ______________, subject to accelerated vesting under Sections 8 and 9 of this Agreement.  To the extent the Restricted Stock awarded are not equally divisible by “5,” any excess Restricted Stock shall vest on ______________.

5.
Grant of Restricted Stock Award.  The Restricted Stock Award will be in the form of issued and outstanding shares of Stock registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of the Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.
6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require stockholder vote.
6.2
A Participant granted Restricted Stock will have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon provided, however, that dividends payable with respect to Restricted Stock Awards (whether paid in cash or shares of Stock) will be subject to the same vesting conditions applicable to the Restricted Stock and will, if vested, be delivered or paid at the same time as the restrictions on the Restricted Stock to which they relate lapse.

7.
Delivery of Shares.  Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

8.
Adjustment Provisions.  This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award. Upon the Participant’s Termination of Service, this Restricted Stock Award will vest as follows:

9.1	Death. In the event of the Participant’s Termination of Service by reason of death, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.
9.2	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.
9.3
Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.

9.4
Retirement.  In the event of the Participant’s Termination of Service by reason of Retirement, any unvested shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

9.5
Termination for Cause.  In the event of the Participant’s Termination of Service for Cause, any unvested shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

9.6
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability or for Cause or an Involuntary Termination of Service at or following a Change in Control, any unvested shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

10.	Miscellaneous.
10.1
This Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company with respect to the shares underlying the Award prior to the date on which the individual fulfills all conditions for receipt of such rights.

10.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3	This Restricted Stock Award is not transferable except as provided for in the Plan.
10.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Texas.
10.5
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

10.6	This Restricted Stock Award is subject to forfeiture in accordance with the provisions of Section 7.16 of the Plan or as otherwise adopted by the Company.
10.7	This Restricted Stock Award is subject to any required federal, state and local tax withholding which may be effected in the manner or manners permitted by the Company.
10.8	In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
10.9
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.10
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

10.11	This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
TEXAS COMMUNITY BANCSHARES, INC.

Name: _________________________________
Title: __________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Texas Community Bancshares, Inc. 2022 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Texas Community Bancshares, Inc. 2022 Equity Incentive Plan.
PARTICIPANT

_______________________________________
Name: __________________________________

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